UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	August 18, 2014

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[  ]           Written communication pursuant to Rule 425 under the Securities Act;

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 – Unregistered Sales of Equity Securities

On June 24, 2014, Omagine, Inc. (the “Company”) issued 1,000,000 common stock purchase warrants to an investor, each of which are exercisable for the purchase of one restricted share of the Company’s $0.001 par value common stock (“Common Shares”) at a per share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”).

On August 15, 2014, such investor purchased 240,000 Common Shares by exercising 240,000 Tempest Warrants at $1.40 per share for an aggregate purchase price of  $336,000.

As of the date hereof there are 760,000 Tempest Warrants remaining issued and outstanding. The Tempest Warrants expire on June 23, 2016.

Item 3.03 – Material Modification to Rights of Security Holders

Pursuant to a rights offering and warrant distribution conducted by the Company in 2012, the Company distributed to its shareholders an aggregate of 6,422,124 redeemable Common Stock purchase warrants, 3,211,062 of which are exercisable for the purchase of one Common Share at $5.00 per share and 3,211,062 of which are exercisable for the purchase of one Common Share at $10.00 per share (collectively, the “Strategic Warrants”).

Because of the significant delays encountered to date by Omagine LLC in signing the Omagine Project Development Agreement (“DA”) with the Government of Oman (“Government”), the Company has on two previous occasions extended the expiration date of the Strategic Warrants for a one year period - first to December 31, 2013 and then to December 31, 2014.

On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date of all 6,422,124 Strategic Warrants was extended for six (6) months - from December 31, 2014 to June 30, 2015.

All 6,422,124 Strategic Warrants now expire on June 30, 2015.

All other terms and conditions of the Strategic Warrants remain the same.

Item 8.01 – Other Events

In our continuing effort to provide maximum visibility into the process currently underway with respect to the signing of the DA and the Usufruct Agreement (“UA”) for the Omagine Project by our 60% owned subsidiary Omagine LLC and the Ministry of Tourism of the Government of Oman (“MOT”), the Company is providing the following information to its shareholders:

Between August 3, 2014, the first working day after the end of the recent Eid holiday, and the date hereof, the Company’s president, Mr. Frank Drohan held a series of meetings and discussions with several senior MOT staff members. The purpose of the meetings was to discuss and finalize arrangements for the printing, binding and signing of the DA and UA and associated details regarding the signing venue.

The MOT staff agreed to Mr. Drohan’s suggestion that Omagine LLC print and bind the signing copies of the DA and the UA.

As of the date hereof the DA and UA have been professionally printed and we have made the book-covers with the gold Omagine logo inlay into which the DA and UA will be bound. We bound one sample copy for pre-approval (of the aesthetics only) by H.E. Mahrizi, the Minister of Tourism and delivered that sample copy to MOT today.

Upon his approval (which is expected promptly), His Excellency Mahrizi will then fix the DA signing date. Within two days thereafter, we will have the single date page of the DA and UA re-printed to include the signing date and will bind five (5) finished books for the signing ceremony and deliver them to MOT.

Management, as previously disclosed, continues to expect that the DA and the UA will be signed by Omagine LLC and the Government in August 2014.

Past experience indicates that caution should be exercised in making any assumptions until the DA and UA are actually signed by the parties. In light of such past experience, we caution investors that we cannot give any assurance that the DA and UA will be signed by the parties until they are actually signed by them.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements.

Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions - including management’s presently assumed expectation and belief that the Development Agreement and the Usufruct Agreement will be signed by Omagine LLC and the Government in August 2014 - the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts to sign the Development Agreement and the Usufruct Agreement with the Government as elucidated by the extended history of delays to this process described in our previous SEC Reports.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: August 18, 2014	By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board,
President and Chief Executive Officer

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